EXHIBIT 99.2

THE PARENT COMPANY

Moderator: John Textor

July 14, 2008

11 a.m. ET

Operator: Good day everyone and welcome to The Parent Company Secures $25 Million Financing conference call. Today’s call is being recorded. At this time I would like to the conference over to Mr. John Textor, Chairman of the Board. Please go ahead, sir.

John Textor: Great. Thank you very much. I’ll admit this is a bit of a first – first time I’ve had a call introduced with a dollar amount, so thank you for that.

This is an unusual call in one respect. Typically, of course, we have our earnings calls or calls to discuss material strategic events in the business. And we’ve had a number of calls and conferences in recent weeks to discuss the fundamental you know business strategy going forward.

The purpose of this call is to discuss the recent financing. It is a material event in the company. We’ve had a number of significant concerns in our business about the way we were financed going forward. And addressing that in a way that will allow us to execute our core business model and this year’s strategic slate of initiatives was extremely important.

The transaction was completed after a process that took us out into the equity and debt conversion markets. It was completed with a significant shareholder so we wanted to have a moment to go into greater detail on this financing and why it’s beneficial. We also want to talk about our current strategies to improve shareholder value. It’s obviously no secret that our stock has been hit hard over recent months. It’s been sold off at an aggressive rate and is now vastly consolidated in concentrated hands.

So notwithstanding the specific nature of this call, I mean it is important to remember that the greatest drivers of value, as we talk today about shareholder value, do relate to the fundamentals of the business and the improvement of revenue and increasing profitability.

We are extremely focused on the fundamentals with a post-merger business that addresses many of the needs of parents and kids from pre-pregnancy to the early teens. We have issued guidance that 2008 is an important inflection year for us, a year of meaningful revenue growth and a complete business cycle of operating profitability. That was our guidance, that’s what we expect to see this year.

And we also have a number of other initiatives that we think will help us even beyond that level of guidance. This is the year that we expect to drive revenues that represent a wonderful reversal of Internet advertising expense. What I mean by that is a transformation of a business that’s been purely e-commerce in the past to one that is going to start driving more noticeable revenues from the content and search-related businesses.

The planned launch of toys.com, Mike has talked about this in the past. We expect to get this into gear in late 2008 before the holiday season. And that reversal of Internet advertising expense that I referred to is really represented in this model. It’s a toy search and related content site that should represent a comprehensive slate of toy manufacturers and toy venders that’ll pay our company to advertise their product offerings.

If it’s a toy anywhere in the world, you should be able to find it at toys.com. It’s a wonderful domain name and a great opportunity for us. So this is an exciting year in terms of fundamentals; growing revenues, establishment of a full cycle of profitability, the launch of a new business, which is a first for us in a meaningful way. The search and content-related business, which we think is going to have a scale much larger than our existing content offerings thus far.

And Mike has presented these strategies, these new initiatives in our fundamental approach to operating the business in three different conferences in the last 45 days. So we invite you to listen to the replay of those presentations on our investor relations site.

This call, however, is intended to be much more specific you know discussing the recent events on financing and our current tactical strategy to improve shareholder value. So first would be financing.

The reason we had to go out into the equity and debt convert market or straight debt market to begin looking at options really related a lot to the CIT facility. We had historically been funded by an asset-based revolver. This revolver was structured to reflect the intense seasonality of the business that we had before the merger with Baby Universe. This provided little availability in the off season.

The advance rates against inventory and accounts receivable were quite low. In the early part of the year they would build up as we got closer and closer to our peak selling season. And this began to work less and less for a business that was trying to be more year-round.

And so we needed a capital structure to address those year-round concerns and also some of these new business initiatives that we wanted to get off the ground to augment our model. So we began looking at financing alternatives immediately after completion of the holiday season. The timing of that was obviously very bad.

The capital market showed some weakness in the tax sell-off season you know prior to the end of the year. The capital markets continued to get extremely difficult. Our stock in particular was selling off at a rate that exceeded even market declines. There was a soft toy season – I think Mike has gone through some of those numbers on conference calls and at presentations – notwithstanding how impactful the China recalls were on the toy business.

We actually did very well. Our core eToys site was up six percent comp year-over-year and a lot of our competitors, Wal-Mart, Toys R Us and others were reporting comp decreases.

But even still, it was softer than expectations. We had significant impact to our revenues with the change of relationship with one of our key partners.

And we intentionally downsized our baby business which, as the guy who was running the baby business prior to the merger, I can tell you it was very smart decision of Mike’s to reduce the size of the business to something that was more manageable, and more profitable.

We were chasing a lot of revenues in the old baby business and he got back to the core that was profitable and now we’ve been building up nicely, approaching now 65, 70 percent of the original business, but doing so at a fraction of the marketing spend.

So some of these things that were happening in the greater market and certain decisions we made to restructure our business certainly didn’t help us recruit new buyers into the stock in a post-merger environment. In addition to that, the stock was hit hard by two significant factors.

Now this is unusual discussion to have on a call. We normally stick straight to fundamentals and to you know what’s happening in our financials. But it’s important that we understand that when you’re a micro cap business, there’s a lot more than can go into impacting shareholder value.

We had to deal with the implosion of two different institutional holders that either closed or restructured their funds, thereby forcing an aggressive liquidation of their holdings, including our stock, but many others.

And we also dealt with a sell-off of shares by new parties or existing shareholders that related either to the pipe process that we were playing around with or the fear that we wouldn’t be able to find capital in an increasingly difficult capital environment.

The good news is we completed a successful road show with the help of our investment banks. Mike presented to a number of potential investors and the company did receive interest in actionable term sheets from a number of these parties.

So even a tough environment – our fundamental story played very well with investors. And so we did get term sheets, we did have decisions to make. We were looking at pipe structures. We were looking at convert structures. But in any event, it just became increasingly ill-advised to raise equity in a declining price environment.

And so that’s you know – here’s where the good news comes. You know when you’ve got a major shareholder like a D.E. Shaw, you know, it was nice to get their support. They were frustrated that the stock was not reflecting the fundamental value of the company and they were apparently not willing to see the company take the dilution that would have come from a market priced equity or debt convert deal.

So we completed a $25 million new financing with extremely attractive terms in an environment where that kind of financing I don’t believe is available for companies of our size. There are companies in our industry, in related industries that are you know struggling with shareholder value and struggling to raise capital. And D.E. Shaw was a lovely partner in this regard because they stepped up when we needed them the most.

We would have taken significant dilution in any pipe structure, especially with declining price. Significant dilution in any convert structure, it’s sort of shocking how the debt convert market has gone from you know giving you converts at a premium and small warrant coverage that converts at a premium to something that’s much more opportunistic given the capital markets.

So D.E. Shaw stepped up. It’s a $25 million financing with no conversion right tied to the financing. The equity-related terms, the warrants, were extremely light versus the amount of money. The total dilution of the company you know post transaction is really 11 percent against the $25 million facility. Anywhere else in the pipe or convert market, we would have seen dilution in the 35 to 40 percent range, probably greater for the full $25 million facility.

So they priced their equity warrants really off of the first available cash to the company, the $10 million feature that’s available right away. And then the company, through the documents, has the option to take an additional $15 million in as a permanent part of this structure.

So the pricing was terrific and at a time when it was very difficult. I think there’s some other points that I want to raise related to this financing because often when we’re out talking to investors, we get a lot of questions about D.E. Shaw. You know, when the stock was dropping we would be asked, well why aren’t they buying in the market?

I was often asked since their shares are vastly registered you know, do they represent overhang? Do I have to worry about D.E. Shaw selling? So I’m not here to speak for D.E. Shaw other than to say that you know if anybody doubted their commitment to this company you know, here’s your answer.

You know they funded $15 million in the cash collateral facility a few months back, another $10 million here and offered through this structure to convert that prior $15 million into permanent financing.

So this is a major shareholder that’s very committed to this company. And in a market where micro caps and small caps are finding it hard to navigate these difficult waters, it’s great to have a partner like D.E. Shaw on your side.

As for the issue of overhang, I can tell as the guy negotiating with D.E. Shaw at the beginning of this process, in the merger that closed back in October; every offer I made in discussion to give them cash as a part of the merger, they didn’t want.

So, again, I’m not here to speak for D.E. Shaw and talk to them about what their specific position is you know on their stock other than to see the proof in the pudding. They’re continuing to fund this company. So certainly, we don’t view their position as overhang. We view them as a great partner that stepped up in a very difficult time.

I think beyond you know the financing, it’s important to understand that you’ve got to have a strategy to deal with shareholder value that goes beyond fundamentals. And I’ve had the discussion with a few of our analysts about this and of course it’s always about the business. It’s always about the fundamentals.

If you want to increase your stock, then grow your revenues and return to profitability. You know but it’s important to understand in a micro cap environment that that’s not all that’s going on. I mean if you look at the sell-off of our stock from $12 at the time we completed the merger down to $1.50, $1.75. This business you know has not had that kind of year.

So a lot more was going on than fundamentals. It’s the good old-fashioned supply and demand laws that you just can’t get around when you’re micro cap stock. And so during the period of time where we were going through the transition, getting through the merger – a merger that I think Mike executed very, very well.

You know the capital markets you know were very difficult. It was very difficult to find new buyers in the stock and dealing with the two funds that had to sell off immediately, it made it even tougher.

We became a very bad tape. Our shares were concentrated into the hands of a relatively small group. I can now tell you that of the 24.3 million shares that were outstanding prior to this transaction – and in terms of core shares that’s still the number – I believe, I personally know 98 percent of our shareholders. Now that’s a good thing and a bad thing.

It’s a good thing because we’re now at a point where we’ve got significant loyalty. It’s a good thing because now that we’ve made it through this financing, there’s no rumor of a going concern problem, there’s not rumor of a pipe process, there’s nothing but open runway in front of us.

You know Michael and I can go out and build demand against that supply. Now we went through this same thing pre-merger back in 2007, our stock hit a low of 2000 – I mean, of $5 a share on similar concerns. And we built it you know, one shareholder at a time, back up to $12.

Now there is no Wall Street market that’s involved in that, it’s a small number of shareholders that you have to recruit into a story. And in this environment, they’re not just – it’s not Wall Street. They’re really backers, backers of your story.

So you know here’s where we think the strategy to improve shareholder value comes. It starts with a fix. It follows with a catalyst and then it follows with a re-IPO. Now let me describe those parts.

The fix can be described in a number of ways. Number one, you have to keep, the fix always starts with fundamentals. You have to hit your numbers. We now have models in hand of the analysts that reflect the business that we think we want to build.

Those models don’t reflect upside that we think may come through toys.com or some of our other content initiatives. So we think we’ve got some upside to sort of push as the year moves out.

But the fix starts with fundamentals and the fix comes quarter by quarter when you start making numbers instead of missing numbers. And that’s what we expect to see in 2008. The fix also comes by addressing the supply and demand. I mean you owe it to the shareholders you have to go find more buyers to make sure that there are always more buyers that there are sellers.

And now that we’ve got 98 percent concentration in identifiable hands, that’s something we think we can manage. We don’t’ have any funds out there that we’re worried about on implosion. We’ve got loyal shareholders and we think our story plays well and we’re going to go out and build it.

And if we’re out building that story, at the same time, we’re hitting these fundamental thresholds of quarter to quarter progress, we think that’s going to be an effective strategy. It only takes – in a stock that trades this small amount, a few committed buyers and believers and as I said before, backers, to have a dramatic impact on rising shareholder value.

So as you start to start to build shareholder value, you have to sort of do it not just off of selling to new buyers. You have to do it with catalysts. As I said, the catalyst come with the reporting of our improvement quarter to quarter. Catalyst can also be considered you know things like new business initiatives. Toys.com we think is a huge idea.

You know Mike and I talk about this internally all the time, what do we think is going to be more valuable three years from now or five years from now. Is it going to be eToys or is going to be toys.com? You know it’s not a debate we need to settle now but that’s how big we think this can get.

So catalysts of reporting good periods, of your new business initiatives, getting them launched, getting them of the ground, getting them contributing at operating margin quickly, but then also is the issue of, you know, M & A. This is a company that is still very seasonally imbalanced.

There are a number of private companies out there that we’ve talked to that would like to consider combining with us. Companies that are consistent with our customer message, companies that can fill up our warehouse in the off months – there’s tremendous leverage in this model if we balance out our business across the season.

And even in this environment when our stock is at a low, understand we’re not the only people who have been hit hard in this environment. Expectations of value have gone down for public companies, they’ve gone down for private companies and you also have created ways that you can structure transactions to continue to be active in the M & A environment to improve your business.

And you can do so accretively. We believe that. Now, when you’re trading at a $1.75, you know certainly I expect a little bit of supply and demand rebalancing before we start using our stock as a currency in the M & A environment. But it isn’t a level of activity that expects us to have quarter to quarter in addition to our fundamental strategy of increasing revenues in profitability.

It’s also relevant that larger companies out there are looking at companies of our size. We don’t think this is the time to sell ourselves strategically unless there are profoundly accretive benefits structured into the upside of that kind of a transaction.

We are actively quoted by larger companies are we are actively quoting comparably sized companies or smaller companies. So it’s the fix, where you have to fix your fundamentals and prove it. It’s the fix in the stock market because you cannot ignore the balance of supply and demand in your stock. We owe it to our shareholders to build demand and we can do that.

It’s the catalyst of reporting that improvement quarter to quarter and new business initiatives and also, we believe, selective M & A transactions which can bring common customer focus, significant synergies. And that’s how you build back your stock. I mean you really have to wrap your arms around your stock and you know manufacture the kind of solutions that’ll make it go up.

And we did it before. Again, look from $5 to $12 from the early 2007 period to the merger period. You know unfortunately we’re given that task again and we’ll execute it. The difference here is, when you build your stock price back up, if you’re fortunate that everything lines up and the market reflects that value, you have to find a way to make that value permanent.

We didn’t do this before. You know because one of the problems with building demand over supply is concentration. You know it’s thrilling that I know 98 percent of our shareholders and I can get a sense for how loyal they are as we go out and we try and build more buyers, but that’s also that problem. It’s what prevents institutions from getting into your stock.

They may love the story but they’re worried about getting out of it. So when you’ve executed the fix, when you’ve driven the catalyst, when you’ve built your stock up, you’ve got to re-IPO your story. You have to find a way to create issuance of new shares, either to balance our capital structure from debt more towards equity or you have to find significant shareholders that will, for the benefit of the company, release some of their shares into an offering.

You have to re-IPO the story to achieve institutional diversity so you have real effective flows and a lot of trading attention. So we did not do that after the build from $5 to $12. You know you can rest assured that if the fix and the catalyst work as I expect they will, we’ll re-IPO the story to achieve institutional diversity of ownership to make sure we don’t give back those gains in shareholder value that we did before.

So I think the purpose of all of this is, one, to make sure the market – those that are paying attention to our story, know how remarkable that it is that we completed this financing in this environment, with this structure. It is a remarkable achievement of Mike’s that he was able to go out and get offers from anybody in this environment, especially multiple offers.

And it’s a remarkable show of confidence in our business that D.E. Shaw stepped up. I think it answers a lot of questions about who they are and what their commitment is to the company. You know one last question that I don’t think I answered, everybody always wonders well, why are they not buying, why are more insiders not buying?

Know from this call and prior calls that we’ve been active in the M & A process; we’ve been active in the financing process. It is often very difficult for a major shareholder and the insider to trade in stock so often times, they have to show their commitment in different ways. And here, D.E. Shaw certainly did that.

So we’re thrilled to have them as a partner, we concluded a remarkable financing, the business has financing for its core business for, what we expect, is a two year cycle. So any rumor of a going concern which was ill-founded to begin with, certainly has its answer.

The capital is not a problem for this company. It’s now purely about fundamentals and open runway. And beyond just this financing, know that we’re not asleep on shareholder value. We did notice our stock dropping and so with the fix, with the catalyst and with the plan to ultimately build value to a re-IPO so that we don’t give back that trading value, you know that’s what we’re going to do to drive value for our shareholders.

That said, we will take questions from institutions and analysts if we have them. This is not a call where we’ve released a lot of information so we don’t expect a lot of discussion that we haven’t already been able to have at some of these conferences. We have good dialog and questions at the conferences and we’ll continue to participate in those conferences.

But this special purpose call has come to an end from my perspective unless we’ve got questions. Did the operator hear my cue?

Operator: If you would like to signal for a question on the phone, please press star one. As a reminder, please make sure your mute function is disengaged to allow your signal to reach our equipment. Again, that’s star one to signal for a question. We’ll pause for a moment to give everyone a chance to signal.

And that’s star one to signal for a question. We’ll pause for just another moment.

John Textor: Operator, I think that’s fine. I think we instructed a number of invitees on the call that this was going to be sort of strictly informational. Mike, do you have anything to add in closure?

Michael Wagner: No, I just want to thank everybody that’s been following our company and participating in our stock and in the road shows that I’ve been on over the last two months.

John Textor: OK. Well thanks, Mike, and thank you everyone for being on the call. We are of course active in our conferences this season. We’ve been to a few in recent weeks. Those conferences and Mike’s presentation at the two Oppenheimer conferences and the Collin Stewart conferences are up on our investor relations site, so we invite you, for those that have an appetite for fundamentals, as we know everybody does, to listen to those calls and replay, and to feel comfortable calling either Mike or myself if at anytime.

And again, this call was significant in our minds because it really puts you know the final book-end on a very difficult period where you know we had to really shore up our financial; our capitalization to make sure that we did have the open runway that we’re talking about.

We are looking forward to a very positive year in 2008. Again, the fundamentals again are new business initiatives. We’ve given guidance on revenue growth and operating profitability and we look forward to completing a successful 2008. So thank you, everyone, for being on the call and we’ll talk to you again soon.

Operator: Ladies and gentlemen, this does conclude today’s presentation and thank you for your participation. You may disconnect at this time.

END